Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brocade Communications Systems, Inc.:
We consent to the incorporation by reference in the registration statements on Form S‑8 (Nos. 333-204829, 333-192886, 333-181851, 333‑158874, 333-156413, 333-156140, 333‑143053, 333‑140334, 333‑129909, 333‑129908, 333‑117897, 333‑103571, 333‑100797, 333‑72480, 333‑64260, 333‑53734, 333‑39126, 333‑95653, and 333‑85187) of Brocade Communications Systems, Inc. of our reports dated December 16, 2015 with respect to the consolidated balance sheets of Brocade Communications Systems, Inc. and subsidiaries as of October 31, 2015 and November 1, 2014 and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three‑year period ended October 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2015, which reports appear in the 2015 annual report on Form 10‑K of Brocade Communications Systems, Inc.

/s/ KPMG LLP

Santa Clara, California
December 22, 2015